SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  June 1, 1999



                        PITTWAY CORPORATION
       (Exact name of registrant as specified in its charter)



        Delaware                                 13-5616408
(State or other jurisdiction                  (IRS Employer
     of incorporation)                    Identification Number)


                                1-4821
                       (Commission File Number)


200 South Wacker Drive, Suite 700, Chicago, Illinois   60606-5802
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (312) 831-1070







INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

On March 10, 1998, Registrant announced that a jury in the U.S. District Court in St. Paul, Minneosta handed down a verdict the previous day in ITI's patent suit against the Registrant relating to ITI's U.S. Patent 4,855,713. The patent relates to a method of entering wireless transmitter identity codes into security system control panels. The jury verdict awarded damages of approximately $36 million plus accrued interest.

On June 1, 1999, Registrant announced that the Federal Circuit Court of Appeals reversed the verdict handed down in the U.S. District Court. The announcement regarding the reversal of the decision is more fully described in the press release filed as Exhibit 99 hereto, the first four paragraphs and last paragraph of which press release are hereby incorporated by reference.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits.
                                                       Sequentially
                       Exhibit No.  Description        Numbered Pages
                           99       Press release            3-5
                                    dated June 1, 1999



                             SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PITTWAY CORPORATION
                                        (Registrant)

Dated: June 2, 1998               By:  /s/ Paul R. Gauvreau
                                         Paul R. Gauvreau
                                         Financial Vice President,
                                         Treasurer and
                                         Chief Financial Officer